EXHIBIT 4.29


                            DEBT CONVERSION AGREEMENT



         This agreement is by and between EDT Learning, Inc., a Delaware corporation, (the "Company"), Leed Equity Partners III, L.P. ("Leeds") and two Investor entities (together with Leeds, the "Quisic Successors") to be effective on December 31, 2003 (the "Effective Date"). The Quisic Successors have agreed to convert the $300,000 due from EDT Learning, Inc. into shares of the Company's common stock. The conversion price will be equal to $0.90 per share. Upon execution, the Company will issue and deliver to the Quisic Successors a certificate or certificates, for 333,333 shares of the Company's restricted and unregistered common stock. The Company will make standard issuer representations similar to those made to the Quisic Successors previously and will register such shares with the SEC within 90 days of the Effective Date.

Agreed and Accepted on behalf of the Quisic Successors:


/s/ Robert A. Bernstein
------------------------------
Robert A. Bernstein


12/31/03
--------
Date



EDT Learning, Inc.


/s/ James M. Powers, Jr.
------------------------------
James M. Powers, Jr.
President

Date: December 31, 2003


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                     SUPPLEMENT TO DEBT CONVERSION AGREEMENT


         This Supplement to the Debt Conversion Agreement (this "Supplement") is made to be effective as of the 31st day of December, 2003, (the "Effective Date") by and between EDT Learning, Inc., a Delaware corporation ("EDT"), Leeds Equity Partners III, L.P., a Delaware limited partnership ("Leeds"), Investor Growth Capital Limited, a Guernsey corporation ("IGCLTD") and Investor Group, L.P., a Guernsey limited partnership ("IGCLP") (IGCLTD AND IGCLP collectively referred to herein as "IGC"), with IGC and Leeds collectively referred to herein as "Quisic Investors."

                                 R E C I T A L S

         WHEREAS, EDT entered into agreements with the Quisic Investors (with these agreements herein after collectively referred to as the "2002 Agreements") on or about June 14, 2002 whereby the Quisic Investors acquired shares of EDT common stock. All capitalized terms not defined herein have the meaning given to them in those respective Agreements.

         WHEREAS, Pursuant to the 2002 Agreements, EDT is obligated to pay the Quisic Investors an amount of cash that is collected from the Public Broadcasting Systems ("PBS") Contract.

         WHEREAS, As of the Effective Date, EDT has collected from PBS $300,000 (the "Payment").

         WHEREAS, The Quisic Investors on or before December 31, 2003 entered into a debt conversion agreement of which a copy is attached as Exhibit A (the "Debt Conversion Agreement") that was to be final and effective on December 31, 2003 in which the Quisic Investors agreed to convert the Payment due from the Company into shares of the Company's common stock (the "Shares").

         WHEREAS, The parties wish to provide for further representations and covenants between the parties to supplement the terms of the Debt Conversion Agreement.

         NOW THEREFORE, in consideration of the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. CONVERSION ACKNOWLEDGEMENT. The parties hereby confirm and ratify their agreement to convert the Payment into Shares on the terms specified in the Debt Conversion Agreement and therefore, EDT will instruct its transfer agent to deliver to Quisic Investors stock certificates representing an aggregate of 333,333 Shares immediately upon execution of this Supplement, and shall immediately thereafter cause each Quisic Investor to receive a stock certificate representing the number of Shares opposite its name on Exhibit B to this Supplement.

         Each certificate representing Shares issued pursuant to the terms of this Supplement shall bear the following legend:

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         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR
         INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION WITHOUT AN EXEMPTION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF LEGAL COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

2. REPRESENTATIONS AND WARRANTIES OF QUISIC INVESTORS. Each Quisic Investor hereby severally, but not jointly, represents and warrants (with respect to itself only) to EDT as follows:

         2.1 REQUISITE POWER AND AUTHORITY. Quisic Investor has all necessary power and authority under all applicable provisions of law to execute, deliver and perform its obligations under this Supplement and to carry out its provisions. This Supplement will be the valid and binding obligation of Quisic Investor, enforceable against Quisic Investor in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, and (b) general principles of equity that restrict the availability of equitable remedies.

         2.2 INVESTMENT REPRESENTATIONS. Quisic Investor understands that the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"). Quisic Investor also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Quisic Investor's representations contained in this Supplement. Quisic Investor hereby represents and warrants as follows:

                  (a) QUISIC INVESTOR BEARS ECONOMIC RISK. Quisic Investor has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to EDT so that it is capable of evaluating the merits and risks of its investment in EDT and has the capacity to protect its own interests. Quisic Investor must bear the economic risk of this investment indefinitely unless the Shares are registered pursuant to the Securities Act, or an exemption from registration is available.

                  (b) ACQUISITION FOR OWN ACCOUNT. Quisic Investor is acquiring the Shares for Quisic Investor's own account for investment only, and not with a view towards their distribution in violation of state or federal securities laws.

                  (c) ACCREDITED INVESTOR. Quisic Investor represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

                  (d) RULE 144. Quisic Investor acknowledges and agrees that the Shares will be offered as restricted securities, unless they are subsequently registered under the Securities Act or sale pursuant to an exemption from such registration is available. Quisic Investor has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time ("Rule 144"), which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about EDT, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

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3. REPRESENTATIONS AND WARRANTIES OF EDT. EDT represents and warrants to Quisic
Investors the following:

         3.1 CORPORATE EXISTENCE: GOOD STANDING. EDT is a corporation duly organized and existing and in good standing under the laws of the State of Delaware.

         3.2 POWER AND AUTHORITY. EDT has corporate power to execute, deliver and perform this Supplement and all agreements and other documents executed and delivered by it pursuant to this Supplement or to be executed and delivered and taken all actions required by law, its Certificate of Incorporation, its Bylaws or otherwise, to authorize the execution, delivery and performance of this Supplement and such related documents. EDT has the legal capacity to enter into and perform this Supplement and the other agreements to be executed and delivered by it in connection herewith. This Supplement and all agreements and documents executed and delivered in connection herewith have been or will be duly executed and delivered by EDT, and constitute or will constitute the legal, valid, and binding obligations of EDT enforceable against EDT in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies. The execution and delivery of this Supplement and the agreements related hereto executed and delivered pursuant to this Supplement or to be executed and delivered on the Effective Date do not and the consummation of the transactions contemplated hereby will not, violate any provision of the Certificate of Incorporation or Bylaws of EDT or any provisions of, or result in the acceleration of, any obligation under any mortgage, lien, lease, agreement instrument, order, arbitration award, judgment or decree to which EDT is a party or by which it is bound, or violate any restrictions of any kind to which EDT is subject.

         3.3 EDT SHARES. All of the Shares issued to Quisic Investor will be, when so issued, (i) duly authorized, validly issued, fully paid and nonassessable and (ii) free of preemptive rights created by statute, EDT's Certificate of Incorporation or Bylaws or any agreement to which EDT is a party or by which EDT is bound. All other issued and outstanding shares of common stock of EDT are duly authorized, fully paid and non-assessable and were issued in accordance with the registration or qualification provisions of the Securities Act, and of any relevant state securities laws or pursuant to valid exemptions therefrom.

         3.4 FINANCIAL STATEMENTS. EDT's audited financial statements for the fiscal year ended March 31, 2003 and the unaudited financial statements for the interim period ending December 31, 2003 (the "EDT Financials Date"), reflecting the results of the operations and financial condition of EDT at such dates have been prepared in accordance with generally accepted accounting principles, consistently applied (the "Financial Statements") and are on file with the SEC. The Financial Statements: (i) fairly and accurately present the financial position of EDT as of the dates indicated and present the results of EDT's operations for the periods then ended; and (ii) are in accordance with the books and records of EDT, as the case may be, which have been properly maintained and are complete and correct in all material respects.


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         3.5 SEC DOCUMENTS AND REPORTS. EDT has filed all required documents with the Securities and Exchange Commission (the "SEC") (the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended, as the case may be, and, at the respective times they were filed, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4. QUISIC INVESTORS' REGISTRATION RIGHTS.

         4.1 EDT will file with the SEC within fifteen (15) days from execution of this Supplement, a registration statement (the "Registration Statement") registering the sale under the Securities Act of the Shares issued to Quisic Investors pursuant to the terms of this Supplement, and will use its reasonable best efforts to have the Registration Statement declared effective, and cause said registration statement to remain effective until the earliest of (i) two
(2) years after the date it is declared effective, (ii) the date all the Shares registered thereby have been sold, or, (iii) in the reasonable opinion of EDT's counsel, which opinion shall qualify as a satisfactory opinion of counsel pursuant to the legend condition hereof, the Shares may be sold publicly without registration. Each Quisic Investor will, in a timely fashion, provide EDT and its counsel with such information and execute such documents as EDT's counsel may reasonably require to prepare and to process the Registration Statement.

         4.2 EDT will bear all expenses (except underwriting discounts and commission, if any, and the legal fees and expenses, if any, of counsel to Quisic Investors) necessary and incidental to the performance of its obligations under this Section.

         4.3 Anything to the contrary notwithstanding, EDT shall not be required to register any Shares issued to any Quisic Investor pursuant to the terms of this Supplement or provide notices under this Supplement to any Quisic Investor if such Shares are either (i) covered by a then currently effective registration statement or (ii) in the reasonable opinion of EDT's counsel, may be sold pursuant to the exemption from registration provided by Section (k) of Rule 144.

5. MISCELLANEOUS.

         5.1 SUCCESSORS AND ASSIGNS. This Supplement shall not be assignable, by operation of law or otherwise, without the prior written consent of all parties. Subject to the foregoing, this Supplement shall inure to the benefit of, be enforceable by and be binding upon the parties, their successors and permitted assigns.

         5.2 ENTIRE AGREEMENT. This Supplement, the Debt Conversion Agreement, and the Exhibits hereto contain and constitute the entire agreement among the parties hereto relating to the subject mater hereof. Neither this Supplement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an agreement in writing signed by the party against whom or which the enforcement of such change, waiver, discharge or termination is sought.


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         5.3 GOVERNING LAW; SEVERABILITY. This Supplement shall be governed by and construed in accordance with the laws of the State of Arizona without giving effect to the principles of conflicts of law thereof, provided, however, that the laws of the respective jurisdictions of incorporation of each of the parties shall govern the relative rights, obligations, powers, duties and other internal affairs of such party and its board of directors.

         5.4 COUNTERPARTS. This Supplement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

         5.5 NO THIRD PARTY BENEFICIARIES. Nothing contained in this Supplement (express or implied) is intended or shall be construed to confer upon or give to any person, corporation or other entity, other than the parties hereto and their permitted successors or assigns, any rights or remedies under or by reason of this Supplement.

FURTHER ASSURANCES. Each party hereby agrees to perform any further acts and to execute and deliver any documents which may be reasonably necessary to carry out the provisions of this Supplement.

         IN WITNESS WHEREOF, the parties have executed this Supplement to be effective as of the first day and year written above.


EDT LEARNING, INC.                          INVESTOR GROWTH CAPITAL LIMITED
                                            By: /s/ David Jeffreys
                                            Name: David Jeffreys
                                            Title: `A' Director
By: /s/ James M. Powers, Jr.                By: /s/ Marc Hollander
Name: James M. Powers, Jr.                  Name: Marc Hollander
Title: President                            Title: B-Director


INVESTOR GROUP, L.P.                        LEEDS EQUITY PARTNERS III, L.P.
                                            By: Leeds Equity Associates, L.P.
                                            Its: General Partner
By: /s/ David Jeffreys                      By: Leeds Equity Management, L.L.C.
Name: David Jeffreys                        Its: General Partner
Title: 'A' Director
By: /s/ Marc Hollander                      By: /s/ Robert Bernstein
Name: Marc Hollander                        Name: Robert Bernstein
Title: B-Director                           Title: Member




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                                    EXHIBIT B


    Quisic Investor                   Address                 Shares
------------------------- -------------------------------- -------------
Investor Growth Capital   National Westminster House         116,667
Limited                   LeTruchot St. Peter Port
                          Guernsey Channel Islands GY1
                          4PW

                          c/o Henry E. Gooss
                          Investor Growth Capital, Inc
                          12 East 49th St, 27th Fl
                          New York, N. Y. 10017-1028
------------------------- -------------------------------- -------------
Investor Group, L.P.      National Westminster House          50,000
                          LeTruchot St. Peter Port
                          Guernsey Channel Islands GY1
                          4PW

                          c/o Henry E. Gooss
                          Investor Growth Capital, Inc.
                          12 East 49th St. 27th Fl
                          New York, NY 10017-1028
------------------------- -------------------------------- -------------
Leeds Equity Partners     660 Madison Avenue                 166,666
III, L.P.                 15th Floor
                          New York, NY  10021
------------------------- -------------------------------- -------------